UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Silicon Motion Technology Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 20-1, Taiyuan St., Jhubei City Hsinchu County 302, Taiwan	Not Applicable
(Address of principal executive offices)	(I.R.S. Employer Identification Number)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-125673

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary shares, par value US$0.01 per share*

(Title of Class)

*	Not for trading, but only in connection with American Depositary Shares, each representing four ordinary shares, being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 for listing on the Nasdaq National Market.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the captions “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation” contained in the prospectus constituting Part I of the Registrant’s registration statement on Form F-1/A (No. 333-125673), filed under the Securities Act of 1933, as amended, on June 15, 2005 is hereby incorporated by reference in answer to this item.

ITEM 2. Exhibits.

The following exhibits to this Registration Statement have been filed as exhibits to the Registrant’s registration statement on Form F-1 and are hereby incorporated herein by reference.

Exhibit Number	Description
3.1	Memorandum of Association of the Registrant*

4.2	Form of Deposit Agreement*

*	Incorporated by reference to the exhibits of the same number to the Registrant’s registration statement on Form F-1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SILICON MOTION TECHNOLOGY CORPORATION
Date: June 22, 2005

	By:	/s/ Wallace C. Kou
Wallance C. Kou,
President and Chief Executive Officer